Exhibit 99.1

Hinge Health reports third quarter 2025 financial results

San Francisco, California – November 4, 2025 – Hinge Health, Inc. (NYSE: HNGE) today announced financial results for the third quarter ended September 30, 2025.

“With healthcare costs rising dramatically, our mission to automate care delivery has never been more urgent,” said Daniel Perez, Co-Founder and CEO, Hinge Health. “This quarter we surpassed 1.5 million lifetime members, delivered year-over-year revenue growth of 53%, and generated record free cash flow. Our AI-powered platform is transforming care at scale, increasing engagement for our members and reducing healthcare costs for our clients.”

Third Quarter 2025 Financial Highlights:

•
Revenue increased 53% year-over-year to $154.2 million compared to revenue of $100.6 million in Q3 2024.
•
GAAP gross margin was 82% compared to 79% in Q3 2024. Non-GAAP gross margin was 83% compared to 79% in Q3 2024.
•
GAAP loss from operations was $6.1 million compared to GAAP loss from operations of $3.9 million in Q3 2024. Non-GAAP income from operations was $30.4 million compared to non-GAAP loss from operations of $3.7 million in Q3 2024.
•
Net cash provided by operating activities was $82.4 million compared to net cash provided by operating activities of $28.4 million during Q3 2024. Free cash flow was $81.3 million compared to free cash flow of $27.5 million in Q3 2024.
•
Cash, cash equivalents, marketable securities and restricted cash were $496.9 million as of September 30, 2025.

Key Metrics as of September 30, 2025:

•
LTM calculated billings of $624.2 million compared to $416.9 million as of Q3 2024, an increase of 50%.
•
Number of clients increased 25% to 2,560 clients compared to 2,047 clients in Q3 2024.

Financial Outlook:

We are providing the following guidance for our fourth quarter and increased guidance for full year 2025:

•
Q4 2025: We expect our revenue to be between $155 million and $157 million, reflecting year-over-year growth of 33% at the midpoint. We expect our non-GAAP income from operations to be between $34 million and $36 million, compared to non-GAAP income from operations of $21 million in Q4 2024, reflecting year-over-year growth of 63% and non-GAAP operating margin of 22% at the midpoint.
•
Fiscal Year 2025: We are increasing our revenue guidance to be between $572 million and $574 million, reflecting year-over-year growth of 47% at the midpoint. We are increasing our non-GAAP income from operations guidance to be between $106 million and $108 million, compared to non-GAAP loss from operations of $26 million in 2024, reflecting non-GAAP operating margin of 19% at the midpoint.

Statement Regarding Use of Non-GAAP Financial Measures

This press release uses non-GAAP financial measures, which are not calculated in accordance with generally accepted accounting principles of the United States (GAAP). For more information about these non-GAAP financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP, please see the “Non-GAAP Financial Measures” section below.

Moreover, we have not reconciled our non-GAAP income (loss) from operations guidance to GAAP income (loss) from operations because we do not and are not able to provide guidance for GAAP income (loss) from operations due to the uncertainty and potential variability of stock-based compensation expense, employer payroll tax expense related to stock-based compensation, amortization of intangible assets and adjustments, such as the excess inventory and transition charges, restructuring and other expense and acquisition related expense, which are reconciling items between non-GAAP and GAAP income (loss) from operations. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures. However, such items could have a significant impact on our future GAAP income (loss) from operations.

Hinge Health Earnings Webcast

We will host a conference call and webcast for investors on November 4, 2025 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss our financial results, business highlights and financial outlook. The live webcast of the conference call can be accessed by registering online at ir.hingehealth.com/events-presentations.

Following completion of the events, a webcast replay will also be available at ir.hingehealth.com for 12 months.

About Hinge Health

Hinge Health is focused on scaling and automating the delivery of health care, starting with musculoskeletal conditions. Leveraging an AI-powered care model, wearable devices and access to expert clinicians, Hinge Health delivers personalized, evidence-based care that helps people move beyond pain, improving member outcomes and experiences and reducing costs for clients. The company is headquartered in San Francisco, California.

Available Information

Our investors and others should note that we announce material information to the public about our company, products and services, and other matters related to our company through a variety of means, including filings with the U.S. Securities and Exchange Commission (“SEC”), the investor relations page on our website (ir.hingehealth.com), press releases, public conference calls, and webcasts in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” or “will,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding our expectations regarding our financial position and operating performance, including our outlook and guidance for the fourth quarter of 2025 and guidance for full year 2025 and our assumptions underlying such guidance; our ability to drive future growth and execute on our goals and strategies; and our expectations regarding our product innovation. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including those more fully described in our filings with the SEC, including in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 11, 2025 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, when filed with the SEC. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligations to update any forward-looking statements, except as required by law.

HINGE HEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

unaudited

(in thousands, except par value data)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$261,342	$300,785
Short-term marketable securities	218,685	165,787
Accounts receivable, net of allowance for credit losses of $7,251 and $6,470 as of September 30, 2025 and December 31, 2024, respectively	86,765	42,495
Deferred commissions	29,050	18,615
Inventory	13,812	10,873
Prepaid expenses and other current assets	49,228	44,891
Total current assets	658,882	583,446
Long-term marketable securities	15,077	—
Goodwill	64,096	61,607
Intangible assets, net	2,736	1,807
Property, equipment and software, net	8,401	7,380
Operating lease right-of-use assets	7,743	9,607
Other assets	12,867	9,412
Total assets	$769,802	$673,259
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable and accrued liabilities	$53,201	$27,853
Operating lease liabilities	4,181	3,814
Deferred revenue	299,695	217,632
Total current liabilities	357,077	249,299
Operating lease liabilities, noncurrent	4,853	7,258
Total liabilities	361,930	256,557

Redeemable convertible preferred stock:
Redeemable convertible preferred stock; $0.00001 par value	199,874	851,272
Stockholders’ equity (deficit):
Common stock, $0.00001 par value	—	—
Class A common stock, $0.00001 par value	—	—
Class B common stock, $0.00001 par value	—	—
Additional paid-in capital	1,291,036	88,097
Accumulated other comprehensive gain	53	68
Accumulated deficit	(1,083,091)	(522,735)
Total stockholders’ equity (deficit)	207,998	(434,570)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$769,802	$673,259

HINGE HEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

unaudited

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$154,211	$100,615	$417,134	$273,148
Cost of revenue	28,012	21,358	92,939	69,334
Gross profit	126,199	79,257	324,195	203,814
Operating expenses:
Research and development	31,921	23,785	335,382	78,468
Sales and marketing	63,520	44,570	257,464	131,607
General and administrative	36,851	14,747	304,976	46,559
Total operating expenses	132,292	83,102	897,822	256,634
Loss from operations	(6,093)	(3,845)	(573,627)	(52,820)
Other income:
Other income, net	4,455	5,295	14,147	15,399
Net income (loss) before income taxes	(1,638)	1,450	(559,480)	(37,421)
Provision for income taxes	206	1,109	876	1,628
Net income (loss)	$(1,844)	$341	$(560,356)	$(39,049)
Adjustment to reflect deemed contribution from Series D and Series E redeemable convertible preferred stock extinguishment	—	—	104,174	—
Undistributed earnings attributable to participating securities	—	(269)	—	—
Net income (loss) attributable to common stockholders	$(1,844)	$72	$(456,182)	$(39,049)
Net income (loss) attributable to common stockholders per share:
Basic	$(0.02)	$0.01	$(9.88)	$(2.89)
Diluted	$(0.02)	$0.01	$(9.88)	$(2.89)
Weighted average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	78,858	13,623	46,173	13,512
Diluted	78,858	16,584	46,173	13,512

HINGE HEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

unaudited

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating activities
Net income (loss)	$(1,844)	$341	$(560,356)	$(39,049)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,264	1,416	3,910	4,584
Stock-based compensation	34,847	115	625,837	725
Amortization of deferred commissions	12,566	7,471	32,436	20,882
Accretion of discounts and amortization of premiums on marketable securities, net	50	79	376	296
Excess and obsolete inventory charge	—	—	—	1,812
Non-cash operating lease expense	861	945	2,549	2,778
Provision for credit losses	560	1,452	3,340	3,939
Deferred income taxes	50	—	146	—
Other	4	17	2	15
Changes in operating assets and liabilities:
Accounts receivable	11,974	6,053	(47,610)	(17,228)
Deferred commissions	(10,670)	(9,530)	(38,320)	(27,701)
Inventory	175	2,691	(2,939)	3,828
Prepaid expenses and other current assets	(1,393)	(3,731)	(8,002)	(2,436)
Other assets	(7,664)	131	(8,149)	370
Accounts payable and accrued liabilities	17,993	(495)	24,990	(8,156)
Operating lease liabilities	(932)	(1,226)	(2,724)	(3,598)
Deferred revenue	24,557	22,668	82,062	69,602
Net cash provided by operating activities	82,398	28,397	107,548	10,663
Investing activities
Purchase of property and equipment	(52)	(315)	(300)	(882)
Capitalized internal use software	(1,065)	(545)	(3,401)	(1,861)
Purchases of marketable securities	(142,898)	(80,497)	(318,180)	(241,265)
Maturities of marketable securities	85,258	83,884	249,814	265,434
Acquisition of a business	—	—	(4,000)	—
Net cash (used in) provided by investing activities	(58,757)	2,527	(76,067)	21,426
Financing activities
Proceeds from exercise of common stock options	531	125	787	402
Proceeds from issuance of common stock in initial public offering, net of issuance costs	—	—	255,675	—
Tax withholdings on settlement of restricted stock units and performance-based restricted stock units	—	—	(272,258)	—
Payment on Repurchase Agreement with Coatue	—	—	(50,000)	—
Proceeds from repayment of non-recourse loans to employees	—	—	4,934	—
Payments for deferred offering costs	—	(143)	(10,061)	(269)
Net cash (used in) provided by financing activities	531	(18)	(70,923)	133
Net increase (decrease) in cash	24,172	30,906	(39,442)	32,222
Cash, cash equivalents and restricted cash, beginning of period	238,972	238,790	302,586	237,474
Cash, cash equivalents and restricted cash, end of period	$263,144	$269,696	$263,144	$269,696
Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets:
Cash and cash equivalents	$261,342	$267,534	$261,342	$267,534
Restricted cash	1,802	2,162	1,802	2,162
Total cash, cash equivalents and restricted cash	$263,144	$269,696	$263,144	$269,696

Glossary of Terms

LTM Calculated Billings: We believe calculated billings on a last 12-months basis helps investors better understand our performance for a particular period given the seasonality in our model due to quarterly fluctuations based on the timing of new client launches and number of intra-year launches. We anticipate that this seasonality will continue and therefore focus on LTM calculated billings. Our revenue generally does not reflect this seasonality and these quarterly fluctuations given that we recognize revenue ratably over the term that members have access to our platform. LTM calculated billings are defined as total revenue, plus the change in deferred revenue, less the change in contract assets for a given 12-month period.

Number of Clients: We view this number as an important metric to assess the performance of our business as an increased number of clients drives growth, increases brand awareness, and helps provide scale to our business. Clients are defined as businesses or organizations, which we call entities, that have at least one active agreement with us at the end of a particular period. Entities that procure our platform through our partners are counted as individual clients. We do not count our partners as clients, unless they also separately have at least one active client agreement with us. When a partner has an agreement with us for their fully-insured population, that partner is deemed to be one client, despite there being multiple fully-insured employers within that entity that have access to our platform.

Non-GAAP Financial Measures

In addition to our results prepared in accordance with GAAP, we believe the following non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP income (loss) from operations and operating margin, non-GAAP operating expenses, and free cash flow and free cash flow margin included in this press release, provide users of our financial information with additional useful information in evaluating our performance and liquidity and allows them to more readily compare our results across periods without the effect of non-cash and other items as detailed below. Additionally, our management and board of directors use our non-GAAP financial measures to evaluate our performance and liquidity, identify trends and make strategic decisions.

There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes. Our non-GAAP financial measures should not be considered in isolation or as alternatives to gross profit, gross margin, income (loss) from operations, net cash provided by (used in) operating activities or any other measure of financial performance calculated and presented in accordance with GAAP.

Non-GAAP Gross Profit and Gross Margin

We define non-GAAP gross profit as gross profit presented in accordance with GAAP, adjusted to exclude non-cash, non-operational and non-recurring items, including excess and obsolete inventory charges related to our AI-powered motion tracking technology transition, stock-based compensation expense, employer payroll tax expense related to stock-based compensation, amortization of intangible assets, and restructuring and other expenses. We define non-GAAP gross margin as non-GAAP gross profit divided by revenue.

The principal limitation of non-GAAP gross profit and non-GAAP gross margin is that they exclude significant expenses that are required by GAAP to be recorded in our consolidated financial statements, including non-cash expenses, and the impact of non-recurring charges that we do not consider to be indicative of our ongoing core operations.

Non-GAAP Income (Loss) From Operations and Operating Margin

We define non-GAAP income (loss) from operations as income (loss) from operations presented in accordance with GAAP, adjusted to exclude non-cash, non-operational and non-recurring items, including excess and obsolete inventory charges related to our AI-powered motion tracking technology transition, stock-based compensation expense, employer payroll tax expense related to stock-based compensation, amortization of intangible assets, restructuring and other expenses and acquisition-related expenses. We define non-GAAP operating margin as non-GAAP income (loss) from operations divided by revenue.

The principal limitation of non-GAAP income (loss) from operations and non-GAAP operating margin is that they exclude significant expenses that are required by GAAP to be recorded in our consolidated financial statements, including non-cash expenses, and the impact of non-recurring charges that we do not consider to be indicative of our ongoing core operations.

Non-GAAP Operating Expenses

We define non-GAAP operating expenses as operating expenses presented in accordance with GAAP, adjusted to exclude non-cash, non-operational and non-recurring items, including stock-based compensation expense, employer payroll tax expense related to stock-based compensation, restructuring and other expenses and acquisition-related expenses.

The principal limitation of non-GAAP research and development expenses, non-GAAP sales and marketing expenses and non-GAAP general and administrative expenses is that they exclude significant expenses that are required by GAAP to be recorded in our consolidated financial statements, including non-cash expenses, and the impact of non-recurring charges that we do not consider to be indicative of our ongoing core operations.

Free Cash Flow and Free Cash Flow Margin

We define free cash flow as net cash provided by (used in) operating activities plus cash used for employer payroll taxes at IPO related to stock-based compensation less purchases of property, equipment and software (including capitalized internal-use software). We believe that free cash flow is a helpful indicator of liquidity that provides information to management and investors about the amount of cash generated or used by our operations that, after taking into account the employer payroll taxes paid as part of the vesting of shares at IPO as well as investments in property, equipment and software (including capitalized internal-use software), can be used for strategic initiatives, including investing in our business and strengthening our financial position. The principal limitation of free cash flow is that it does not represent the total increase or decrease in our cash balance for a given period. We define free cash flow margin as free cash flow divided by revenue.

We adjust the following items from one or more of our non-GAAP financial measures:

Excess and obsolete inventory charges. We exclude certain charges related to excess and obsolete inventory related to our AI-powered motion tracking technology transition, which was our strategic decision in the first half of 2023 to shift away from providing kits with tablets and wearable sensors. As part of this shift, we began to provide access to our platform through our app on members’ personal smartphones or tablets and replaced sensors for members with our proprietary AI-powered motion tracking technology. We exclude these charges because we do not believe these expenses have a direct correlation to the operating performance of our business.

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding our operating performance.

Employer payroll tax expense related to stock-based compensation. We exclude expenses for employer payroll taxes related to stock-based compensation from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is tied to the exercise, vesting or sale of underlying equity awards and the price of our common stock at the time of exercise, vesting or sale which may vary from period to period independent of the operating performance of our business.

Amortization of intangible assets. We exclude amortization of intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of intangible assets are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operating performance of our business.

Restructuring and other expenses. We exclude certain charges that are mainly attributable to workforce reduction in order to simplify our operations and better align our resources with our priorities. We exclude these charges because we do not believe these charges have a direct correlation to the operating performance of our business.

Acquisition-related expenses. We exclude certain charges that are attributable to acquiring businesses. We exclude these charges because we do not believe these charges have a direct correlation to the operating performance of our business.

HINGE HEALTH, INC.

unaudited

(in thousands, except percentages)

Reconciliation of GAAP to Non-GAAP Financial Measures:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP gross profit	$126,199	$79,257	$324,195	$203,814
GAAP gross margin	82%	79%	78%	75%
Excess and obsolete inventory charges (1)	—	—	—	1,812
Stock-based compensation expense (2)	1,401	22	17,842	94
Employer payroll tax expense related to stock-based compensation	40	—	933	—
Amortization of intangible assets	224	94	630	284
Restructuring and other expenses	—	(20)	—	691
Non-GAAP gross profit	$127,864	$79,353	$343,600	$206,695
Non-GAAP gross margin	83%	79%	82%	76%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP loss from operations	$(6,093)	$(3,845)	$(573,627)	$(52,820)
GAAP operating margin	(4)%	(4)%	(138)%	(19)%
Excess and obsolete inventory charges (1)	—	—	—	1,812
Stock-based compensation expense (2)	34,847	115	625,837	725
Employer payroll tax expense related to stock-based compensation	228	—	14,455	(6,253)
Amortization of intangible assets	224	94	630	284
Restructuring and other expenses	—	(44)	—	8,627
Acquisition-related expenses	1,171	—	4,139	100
Non-GAAP income (loss) from operations	$30,377	$(3,680)	$71,434	$(47,525)
Non-GAAP operating margin	20%	(4)%	17%	(17)%

(1) Reflects our strategic decision in the first half of 2023 to shift away from providing kits with tablets and wearable sensors. As part of this shift, we began to provide access to our platform through our app on members’ personal smartphones or tablets and replaced all sensors for members with our proprietary AI-powered motion tracking technology.

(2) Stock-based compensation expense:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cost of revenue	$1,401	$22	$17,842	$94
Research and development	8,259	36	257,068	198
Sales and marketing	5,960	36	101,010	217
General and administrative	19,227	21	249,917	216
	$34,847	$115	$625,837	$725

HINGE HEALTH, INC.

unaudited

(in thousands, except for percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP research and development	$31,921	$23,785	$335,382	$78,468
GAAP research and development as a percentage of revenue	21%	24%	80%	29%
Stock-based compensation expense (1)	(8,259)	(36)	(257,068)	(198)
Employer payroll tax expense related to stock-based compensation	(145)	—	(7,165)	2,852
Restructuring and other expenses	—	110	—	(4,283)
Acquisition-related expenses	(1,157)	—	(3,975)	—
Non-GAAP research and development	$22,360	$23,859	$67,174	$76,839
Non-GAAP research and development as a percentage of revenue	14%	24%	16%	28%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP sales and marketing	$63,520	$44,570	$257,464	$131,607
GAAP sales and marketing as a percentage of revenue	41%	44%	62%	48%
Stock-based compensation expense (1)	(5,960)	(36)	(101,010)	(217)
Employer payroll tax expense related to stock-based compensation	(27)	—	(2,657)	—
Restructuring and other expenses	—	(61)	—	(2,114)
Non-GAAP sales and marketing	$57,533	$44,473	$153,797	$129,276
Non-GAAP sales and marketing as a percentage of revenue	37%	44%	37%	47%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP general and administrative	$36,851	$14,747	$304,976	$46,559
GAAP general and administrative as a percentage of revenue	24%	15%	73%	17%
Stock-based compensation expense (1)	(19,227)	(21)	(249,917)	(216)
Employer payroll tax expense related to stock-based compensation	(16)	—	(3,700)	3,401
Restructuring and other expenses	—	(25)	—	(1,539)
Acquisition-related expenses	(14)	—	(165)	(100)
Non-GAAP general and administrative	$17,594	$14,701	$51,194	$48,105
Non-GAAP general and administrative as a percentage of revenue	11%	15%	12%	18%

(1) For details on stock-based compensation expense, see above.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$82,398	$28,397	$107,548	$10,663
Operating cash flow margin	53%	28%	26%	4%
Adjustment for employer taxes at IPO related to stock-based compensation	—	—	14,227	—
Less purchases of property, equipment and software (including capitalized internal use software)	(1,117)	(860)	(3,701)	(2,743)
Free cash flow	$81,281	$27,537	$118,074	$7,920
Free cash flow margin	53%	27%	28%	3%
Net cash (used in) provided by investing activities	$(58,757)	$2,527	$(76,067)	$21,426
Net cash (used in) provided by financing activities	$531	$(18)	$(70,923)	$133

Investor Relations Contact:

ir@hingehealth.com

Media Contact:

media@hingehealth.com